SUBSIDIARY GUARANTEE

     The Subsidiary Guarantors listed below (hereinafter referred to as the "Subsidiary Guarantors," which term includes any successors or assigns under the Indenture and any additional Subsidiary Guarantors), have irrevocably and unconditionally guaranteed the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the 12 1/2% Senior Secured Notes due 2006 (the "Notes") of American Tissue Inc., a Delaware corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and Liquidated Damages and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article 12 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee, the Indenture, the Registration Rights Agreement or the Collateral Documents.

     The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The obligations are secured by a pledge of the Primary Collateral and the Secondary Collateral pursuant to Articles 10 and 11 of the Indenture and the Collateral Documents.

     No stockholder, officer, director or incorporator, as such, past, present or future of each Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

     THE TERMS OF ARTICLE 12 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of                                          AMERICAN TISSUE INC.


                                                     By:/s/ Nourollah Elghanayan
                                                        ------------------------
                                                        Nourollah Elghanayan
                                                        Chairman of the Board


Attest:


By:/s/ Mehdi Gabayzadeh
   ------------------------
   Mehdi Gabayzadeh
   President



Dated as of                             AMERICAN CELLULOSE MILL CORP.
                                        AMERICAN TISSUE CORPORATION,
                                        AMERICAN TISSUE MILLS OF
                                          NEW HAMPSHIRE, INC.
                                        AMERICAN TISSUE MILLS OF NEW YORK, INC.
                                        AMERICAN TISSUE MILLS OF OREGON, INC.
                                        AMERICAN TISSUE MILLS OF WISCONSIN, INC.
                                        BERLIN MILLS RAILWAY, INC.
                                        CROWN VANTAGE-NEW HAMPSHIRE
                                          ELECTRIC, INC.
                                        GILPIN REALTY CORP.,
                                        TAGSONS PAPERS, INC.,


                                        By:
                                            ------------------------------------
                                            Nourollah Elghanayan
                                            Chairman of the Board


Attest:


By:
    -------------------
    Mehdi Gabayzadeh
    President

Dated as of                             100 REALTY MANAGEMENT LLC,
                                        AMERICAN TISSUE MILLS OF GREENWICH LLC,
                                        AMERICAN TISSUE MILLS OF NEENAH LLC,
                                        CALEXICO TISSUE COMPANY LLC
                                        CORAM REALTY LLC,
                                        ENGINEERS ROAD, LLC,
                                        GRAND LLC,
                                        HYDRO OF AMERICA LLC,
                                        LANDFILL OF AMERICA LLC,
                                        MARKWOOD LLC,
                                        PAPER OF AMERICA LLC,
                                        PULP & PAPER OF AMERICA LLC,
                                        PULP OF AMERICA LLC,
                                        SARATOGA REALTY LLC,
                                        UNIQUE FINANCING LLC,


                                        By:
                                            ------------------------------------
                                            Nourollah Elghanayan
                                            Chairman of the Board


Attest:


By:
    -------------------
    Mehdi Gabayzadeh
    President


                                       3